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                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                       Date of Report: February 1, 1999
               Date of Earliest Event Reported: January 22, 1999



                                PRIMESTAR, INC.
             (Exact name of Registrant as specified in its Charter)

                                    DELAWARE
                 (State or other jurisdiction of incorporation)

         000-23883                                     84-1441684
  (Commission File Number)               (I.R.S. Employer Identification No.)


                         8085 SOUTH CHESTER, SUITE 300
                           ENGLEWOOD, COLORADO  80112
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (303) 712-4600
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ITEM 5.     OTHER EVENTS.
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     Pursuant to an Asset Purchase Agreement, dated as of January 22, 1999, among the Registrant, PRIMESTAR Partners, L.P., a Delaware limited partnership which is a wholly-owned subsidiary of the Registrant ("PLP"), PRIMESTAR MDU, Inc., a wholly-owned subsidiary of the Registrant, certain stockholders of the Registrant (the "Stockholders") and Hughes Electronics Corporation ("Hughes"), the Registrant has agreed to sell to Hughes its medium-power direct broadcast satellite business and assets for approximately $1.32 billion in cash and stock (the "Medium Power Agreement"). Pursuant to the Medium Power Agreement, the aggregate purchase price for the medium power DBS assets will be comprised of $1.1 billion in cash and 4,871 million shares of General Motors Class H common stock. PRIMESTAR will be responsible for the payment of certain working capital obligations not assumed by Hughes, satisfaction of its funded indebtedness and costs currently estimated at $350 million associated with the termination of its high-power business strategy and sale of its medium-power assets to Hughes.

     The closing of the sale of the Registrant's medium-power business and assets is subject to various consents from PRIMESTAR's lenders, regulatory approvals and other customary conditions. In addition, consummation of the sale to Hughes of the medium power business is subject to the successful restructuring of the Registrant's indebtedness.

     If the proposed transaction with Hughes is not consummated for any reason, PRIMESTAR currently intends to operate the medium-power business, which may require the restructuring or refinancing of certain of its liabilities.

     In a separate transaction (the "High Power Transaction") and pursuant to an Asset Purchase Agreement, dated as of January 22, 1999, among the Registrant, PLP, the Stockholders, Tempo Satellite, Inc. ("Tempo") and Hughes, the Registrant has agreed to sell to Hughes its rights to acquire Tempo's high-power satellite assets in a transaction valued at $500 million (the "High Power Agreement"). The closing of the High Power Transaction is subject to regulatory approvals and other customary conditions.

     The foregoing description in this Current Report on Form 8-K is qualified in its entirety by the complete text of the Medium Power Agreement and the High Power Agreement which are filed as exhibits hereto.

ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS.
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(c)  Exhibits.

     99.1  Medium Power Agreement

     99.2  High Power Agreement



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                                   SIGNATURE
                                   ---------

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has dully caused this report to be signed on its behalf by the undersigned hereunto dully authorized.

Dated February 1, 1999


                                PRIMESTAR, INC.



                                 By:  /s/Kenneth G. Carroll
                                      ---------------------
                                      Kenneth G. Carroll
                                      Senior Vice President and
                                      Chief Financial Officer

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                                 EXHIBIT INDEX
                                 -------------


99.1   Medium Power Agreement

99.2   High Power Agreement